Exhibit 10.19

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is effective as of July __, 2006 and is by and between CHG Healthcare Services, Inc., a Delaware corporation (the “Company”), and the undersigned director or officer of the Company (“Indemnitee”).

WHEREAS, the Company’s Amended and Restated Bylaws (as the same have been and may be amended from time to time, the “Bylaws”) provide for indemnification of the Company’s directors and officers to the maximum extent permitted by Delaware law;

WHEREAS, the Company’s Amended and Restated Certificate of Incorporation (as the same has been and may be amended from time to time, the “Charter”) provides for indemnification of the Company’s directors and officers to the maximum extent permitted by Delaware law;

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that, in order to attract and retain qualified individuals to serve as directors and officers of the Company, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect such persons from certain liabilities (“D&O Insurance”);

WHEREAS, the Charter, the Bylaws and the General Corporation Law of the State of Delaware (the “DGCL”) contemplate that contracts may be entered into with respect to indemnification of directors and officers;

WHEREAS, it is reasonable, prudent and necessary for the Company to obligate itself contractually to indemnify Indemnitee so that Indemnitee may serve or continue to serve the Company free from undue concern that Indemnitee will not be adequately protected; and

WHEREAS, Indemnitee is willing to serve or continue to serve the Company on the condition that Indemnitee be so indemnified;

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby agree as follows:

1. Definitions. The following capitalized terms shall have the meanings given to them below:

“Capacity” means, with respect to an Enterprise, serving such Enterprise in any capacity, including as a director, officer, partner (limited or general), venturer, proprietor, trustee, employee, agent, manager, member, fiduciary, committee member, chairperson, sponsor or functionary.

“Covered Proceeding” means any Proceeding, whether brought by or in the right of the Company or otherwise, in which Indemnitee is or will be involved as a party, as a witness or otherwise, because (a) Indemnitee is or previously was a director or officer of the Company, (b) of any action taken by Indemnitee or of any inaction on the part of Indemnitee while so acting as a director or officer of the Company or (c) because Indemnitee is or previously was, at the request of the Company, serving another Enterprise in any Capacity; provided that any

Proceeding that is brought by Indemnitee against the Company or any of its directors or officers, other than a Proceeding brought by Indemnitee to enforce Indemnitee’s rights under this Agreement, shall not be deemed a “Covered Proceeding” without prior approval by a majority of the Board.

“Enterprise” means a corporation, partnership (general or limited), limited liability company, joint venture, sole proprietorship, trust, employee benefit plan, committee or other similar enterprise, entity, organization, association, venture or group.

“Expenses” means any judgments, fines and penalties (including any excise tax assessed with respect to an employee benefit plan) against Indemnitee in connection with a Covered Proceeding; amounts paid by Indemnitee in settlement of a Covered Proceeding and all attorneys’ fees and disbursements, accountants’ fees, private investigation fees and disbursements, retainers, court costs, transcript costs, fees of experts, fees and expenses of witnesses, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements and expenses reasonably incurred by or for Indemnitee in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in, a Covered Proceeding or to establish Indemnitee’s right of entitlement to indemnification for any of the foregoing.

“Proceeding” means any threatened, pending or completed action, suit, inquiry or proceeding, whether of a civil, criminal, administrative, arbitrative or investigative nature.

“Substantiating Documentation” means copies of bills, invoices or receipts for costs incurred by or for Indemnitee, or copies of court or agency orders or decrees or settlement agreements, as the case may be, accompanied by a sworn statement from Indemnitee that such bills, invoices, receipts, court or agency orders or decrees or settlement agreements represent costs or liabilities meeting the definition of “Expenses.”

2. Indemnity of Director or Officer. The Company hereby agrees to hold harmless and indemnify Indemnitee against Expenses to the fullest extent permitted by Delaware law. The meaning of the phrase “to the fullest extent permitted by Delaware law” includes (a) to the fullest extent permitted by any provision of the DGCL that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the DGCL and (b) to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors. Any amendment, alteration or repeal of the DGCL that adversely affects any right of Indemnitee shall be prospective only and shall not limit or eliminate any such right with respect to any Proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

3. Additional Indemnity. The Company hereby further agrees to hold harmless and indemnify Indemnitee against Expenses provided that Indemnitee (a) acted in good faith, (b) acted in a manner he or she reasonably believed to be in or not opposed to the best interests of (i) in the case of an employee benefit plan, the participants or beneficiaries of such plan and (ii) in all other cases, the Company and (c) in the case of a criminal Proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any Proceeding by judgment, order of the court, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that Indemnitee did not (x) act in good faith, (y) act in a manner that he or she reasonably believed to be in or not opposed to the best interests of the participants or beneficiaries of an employee benefit plan or the Company, as applicable, or (z) have reasonable cause to believe that his or her conduct was unlawful. The Company shall not be required to indemnify Indemnitee under this Agreement with regard to any judicial award if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense of the underlying Covered Proceeding.

4. Selection of Counsel. If the Company is obligated to indemnify Indemnitee for Expenses with respect to a Covered Proceeding (other than a Proceeding that is brought by Indemnitee (x) against the Company or any of its directors or officers or (y) to enforce Indemnitee’s rights under this Agreement), the Company shall be entitled to assume the defense of such Covered Proceeding, with counsel approved by Indemnitee (whose approval shall not be unreasonably withheld or delayed), upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Covered Proceeding; provided that (a) Indemnitee shall have the right to employ his or her own separate counsel in any such Covered Proceeding at Indemnitee’s expense and (b) if (i) the employment of separate counsel by Indemnitee has been previously authorized by the Company, (ii) Indemnitee has reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense or (iii) the Company does not, in fact, employ counsel to assume the defense of such Covered Proceeding, then, in each such case, the Expenses of Indemnitee’s separate counsel shall be subject to indemnification under this Agreement.

5. Advancement of Expenses. Expenses (other than judgments, penalties, fines and settlements) incurred by Indemnitee shall be paid by the Company, in advance of the final disposition of a Covered Proceeding, within 20 days after receipt of Indemnitee’s written request accompanied by Substantiating Documentation and Indemnitee’s written affirmation that he or she has met the standard of conduct for indemnification and a written undertaking to repay such amount to the extent it is ultimately determined that Indemnitee is not entitled to such indemnification. No objections based on or involving the question whether any amount for which payment has been requested meets the definition of “Expenses,” including any question regarding the reasonableness of any such amount, shall be grounds for failure to advance to Indemnitee, or to reimburse Indemnitee for, the amount requested within such 20-day period, and the undertaking of Indemnitee set forth in Section 7 to repay any such amount to the extent it is ultimately determined that Indemnitee is not entitled to indemnification shall be deemed to include an undertaking to repay any such amounts determined not to have met such definition.

6. Right to Indemnification Upon Application; Procedures. Subject to Section 5, any indemnification under this Agreement shall be made no later than 30 days after receipt by the Company of the written request of Indemnitee, accompanied by Substantiating Documentation, unless a determination is made within such 30-day period by (a) the Board by a majority vote of a quorum consisting of directors who are not or were not parties to the Covered

Proceeding, (b) a committee of the Board designated by majority vote of the Board, even though less than a quorum, (c) if there are no such directors, or if such directors so direct, independent legal counsel in a written opinion or (d) the stockholders of the Company, that Indemnitee has not met the relevant standards for indemnification set forth in this Agreement.

The right to indemnification or advances as provided in this Agreement may be enforced by Indemnitee in any court of competent jurisdiction. The burden of proving that indemnification or advancement is not required shall be on the Company. Neither the failure of the Company (including the Board, any committee thereof, independent legal counsel or the Company’s stockholders) to make a determination prior to the commencement of a Proceeding as to whether Indemnitee has met any applicable standards of conduct and is entitled to indemnification nor an actual determination by the Company (including the Board, any committee thereof, independent legal counsel or the Company’s stockholders) that Indemnitee has not met any applicable standards of conduct and is not entitled to indemnification, shall be a defense to the Proceeding or create a presumption that Indemnitee has not met any applicable standard of conduct or is not entitled to indemnification.

7. Undertaking by Indemnitee. Indemnitee hereby undertakes to repay to the Company (a) any advances of Expenses pursuant to Section 5 and (b) any other Expenses paid to or on behalf of Indemnitee hereunder, in each case to the extent that it is ultimately determined that Indemnitee is not entitled to indemnification. As a condition to the advancement or payment of Expenses, Indemnitee shall, at the request of the Company, execute an acknowledgment that such advancement or payment is being made pursuant to and is subject to the provisions of this Agreement.

8. Indemnification Hereunder Not Exclusive. The indemnification and advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the Charter, the Bylaws, the DGCL, any D&O Insurance, any other agreement or otherwise; provided, however, that this Agreement supersedes all prior written indemnification agreements between the Company (or any predecessor thereof) and Indemnitee with respect to the subject matter hereof; and provided further that Indemnitee shall reimburse the Company for amounts paid to him or her pursuant to such other rights to the extent such payments duplicate any payments received pursuant to this Agreement.

9. Continuation of Indemnity. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is a director or officer of the Company (or is or was serving, at the request of the Company, another Enterprise in any Capacity) and shall continue thereafter indefinitely notwithstanding the fact that Indemnitee has ceased to serve as a director or officer of the Company or to serve such other Enterprise.

10. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion, but not the total amount, of Expenses, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses with respect to which Indemnitee is entitled to indemnification.

11. Settlement of Claims; Opportunity to Defend. The Company shall not be required to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Covered Proceeding effected without the Company’s written consent. The Company shall not settle any Covered Proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee’s prior written consent. Neither the Company nor Indemnitee shall unreasonably withhold or delay its or his or her consent to any such proposed settlement. The Company shall not be required to indemnify Indemnitee under this Agreement with regard to any judicial award if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense of the underlying Covered Proceeding.

12. Acknowledgements. The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve or to continue to serve as a director or officer of the Company, and acknowledges that Indemnitee is relying upon this Agreement in agreeing to serve or in continuing to serve as a director or officer of the Company.

(b) Both the Company and Indemnitee acknowledge that, in certain instances, federal law or public policy may override applicable state law and prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. For example, the Company and Indemnitee acknowledge that (i) the Securities and Exchange Commission (the “SEC”) has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws and (ii) federal law prohibits indemnification for certain ERISA violations. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the SEC to submit in certain circumstances the question of indemnification to a court for a determination of the Company’s right under public policy to indemnify Indemnitee.

13. Enforcement. If Indemnitee is required to commence a Proceeding to enforce rights or to collect moneys due under this Agreement and is successful, such Proceeding shall be a “Covered Proceeding” and the Company shall indemnify Indemnitee for all of Indemnitee’s Expenses in bringing and pursuing such Proceeding.

14. Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee:

(a) for Expenses incurred by Indemnitee with respect to any Proceeding instituted by Indemnitee to enforce or interpret this Agreement if it is determined by a final judgment or other final adjudication by a court of competent jurisdiction that each of the material assertions made by Indemnitee in such Proceeding was not made in good faith or was frivolous;

(b) for Expenses to the extent paid directly to Indemnitee by an insurance carrier pursuant to D&O Insurance maintained by the Company; or

(c) for profits recovered from Indemnitee under section 16(b) of the Securities Exchange Act of 1934 arising from the purchase and sale (or the sale and purchase) by Indemnitee of securities of the Company or for any Expenses in connection therewith.

15. Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable (a) the validity, legality and enforceability of the remaining provisions of this Agreement shall not be in any way affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable. Each Section of this Agreement is a separate and independent portion of this Agreement. If the indemnification to which Indemnitee is entitled with respect to any aspect of any claim varies between two or more Sections of this Agreement, that Section providing the most comprehensive indemnification shall apply.

16. Miscellaneous.

(a) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of law.

(b) Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof and merges all prior discussions between them.

(c) Amendment; Modification; Waiver. No amendment or modification of this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. No single waiver of any of the provisions of this Agreement shall be deemed to or shall constitute, absent an express statement otherwise, a continuous waiver of such provision or a waiver of any other provision hereof (whether or not similar).

(d) Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of this Agreement, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

(e) Rules of Construction. Unless the context otherwise requires, as used in this Agreement (i) a term has the meaning ascribed to it, (ii) “or” is not exclusive, (iii) “including” means “including without limitation,” (iv) words in the singular include the plural and vice versa, (v) words applicable to one gender shall be construed to apply to each gender, (vi) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (vii) the term “Section” refers to the specified Section of this Agreement and (viii) the descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

(f) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when delivered personally to the recipient, (ii) when sent to the recipient by facsimile (receipt electronically confirmed by sender’s facsimile machine) if during normal business hours of the recipient, otherwise on the next business day, (iii) one business day after the date when sent to the recipient by reputable overnight courier service (charges prepaid), or (iv) five business days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the parties at the addresses indicated on the signature page hereto, or to such other address as any party hereto may, from time to time, designate in writing delivered pursuant to the terms of this Section 16(f).

(g) Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original and both of which together shall constitute one instrument.

(h) Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee’s heirs, legal representatives and assigns.

(i) Subrogation. If payment is made by the Company under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company to effectively enforce such rights by suit or otherwise.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

CHG HEALTHCARE SERVICES, INC.

By:
Name:
Title:

Physical Address:	4021 South 700 East, Suite 300
Salt Lake City, Utah 84107

Facsimile:	(801) 284-6882

Mailing Address:	P. O. Box 57915
Salt Lake City, Utah 84157-0915

INDEMNITEE:

[Name]

Address:

Facsimile:	( ) -